EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Onfolio Announces Transformational Strategic Transaction with Paramount Helium, a

Strategically Important US-Based Helium Resource

•	Transaction Would Position Onfolio to Access an Estimated $3 Billion US-Based Helium Resource

•	Targeting Potential Supply Into Semiconductor Manufacturing, Space Exploration, and Aerospace & Defense

•	Resource Contains Measured Quantities of Helium-3, a Rare Isotope of Helium Critical to Quantum Computing

WILMINGTON, Del., July 08, 2026 (GLOBE NEWSWIRE) -- Onfolio Holdings, Inc. (Nasdaq: ONFO, ONFOW) (OTC: ONFOP) ("Onfolio" or the "Company"), an owner-operator of cash-generative online businesses, today announced the execution of a binding Letter of Intent (“LOI”) with Paramount Helium LLC (“Paramount Helium”) that contemplates a strategic combination intended to establish the Company in the $122 billion global industrial gas market. In connection with the strategic combination, Paramount Helium has agreed to terms with the secured creditors of Proton Green, LLC (“Proton Green”) to acquire the senior debt position secured by Proton Green’s helium and carbon dioxide assets in North America.

Helium has taken on growing strategic significance for the United States. Under the current administration, US policy has placed increased emphasis on domestic resource independence and supply chain security. Recent disruptions to helium production in Qatar, which accounts for approximately one-third of global supply, have highlighted the vulnerability of relying on concentrated foreign sources. While helium is not currently included on the US Geological Survey’s official critical minerals list, it is widely regarded by industry participants and policymakers as a strategically important resource given its essential role in semiconductor manufacturing, national defense, and aerospace applications, as well as emerging quantum computing technologies. The Company believes that a US-based, domestically controlled resource such as the St Johns Unit could be well positioned to help address this strategic need.

These assets are located within the St. Johns Unit in northeastern Arizona, and are the subject of the agreed terms between Paramount Helium and Proton Green’s creditors relating to the lien over the assets. The resource is estimated to hold recoverable volumes of more than 20 billion cubic feet of helium – approximately ten times the size of the recently privatized US Federal Helium Reserve, and among the largest such resources in North America. If they are successfully developed, the Company believes the resources could support a world class position in the global helium market and the largest single source of production in the North American merchant carbon dioxide market.

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In addition to the overall helium resources to be accessed through this new strategy, independent analysis has identified the St Johns Dome to contain the largest identified terrestrial resource of 3He, a rare isotope of helium with particular applications in quantum computing, neutron detection equipment (for tracking nuclear materials) and some approaches to nuclear fusion power generation. The assessment of more than 50 kg in the core development area, with an expected sales value of $10-$20 million per kg, represents a significant potential upside beyond the intrinsic value of the overall helium resources.

“I am extremely proud of our team for identifying and negotiating this opportunity with Paramount Helium,” commented Mr. Dominic Wells, Chief Executive Officer of Onfolio. “We believe our strong investor base, well-established presence as a publicly listed company on Nasdaq, clean capital structure, and proven access to capital offer a compelling platform to pursue a world-class opportunity for our shareholders.”

“We believe that a combination with Paramount offers exceptional upside potential as the team works to unlock the commercial value of world-class assets in Arizona,” Mr. Wells continued. “We are excited about the opportunity this process represents for the long-term creation of sustained shareholder value.”

Mr. Steven Looper, Chief Executive Officer of Paramount Helium, added, “We are very pleased to build on the foundation laid by the executive team at Onfolio. We intend to work diligently to develop a revenue-generating, cash-flow-positive business in the industrial gas industry.”

“We believe there is significant potential end-client demand in our region, including from leading semiconductor manufacturers with extensive operations in Phoenix, Arizona and leading space exploration companies with operations in the western United States. Our proximity to these major consumers of industrial gases could position us as a logical and strategic supplier as we scale helium production. These industries consume significant quantities of helium today and are expected to require secure and growing supplies for many years to come.”

“We believe we are well positioned, due to the quality, quantity and location of these resources, to support both these potential customers and large scale users of food and beverage grade carbon dioxide in the region. Our focus is now on developing and commercializing these assets,” concluded Mr. Looper.

ABOUT ONFOLIO HOLDINGS

Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) is a holding company that acquires and operates cash-generating online businesses, with a portfolio spanning digital marketing services, online education, and e-commerce. The Company was built through acquisition and uses its publicly listed platform to pursue acquisitions it believes can create long-term shareholder value. As announced today, Onfolio has entered into a binding letter of intent with Paramount Helium LLC contemplating a strategic combination through which the Company would enter the global industrial gas market. Visit www.onfolio.com for more information.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of words such as "may," "will," “would,” "should," “can,” “could,” "plan," "expect," "anticipate," "believe," "continue," "estimate," “potential,” “possible,” “envision,” “contemplate,” "project," “position,” “goal,” "intend," and similar expressions, or when we discuss our priorities, strategies, goals, vision, intentions or expectations. Forward-looking statements include, but are not limited to, statements regarding the proposed strategic transaction with Paramount Helium; the agreed terms between Paramount Helium and the creditors of Proton Green relating to the lien over Proton Green’s assets; the anticipated structure, terms, timing, consideration, and potential completion of the contemplated transactions; the Company’s strategy to enter and participate in the global industrial gas markets; the estimated size, quality, recoverability, and value of the helium, carbon dioxide, and Helium-3 resources associated with the St. Johns Unit; anticipated development plans, production, and timing; expected demand from semiconductor companies, space exploration companies, food and beverage companies, and other end users; and the Company’s expectations regarding future revenue, cash flow, and shareholder value.

Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: the risk that the Company and Paramount Helium do not enter into definitive agreements, or that the contemplated transactions are not completed on the anticipated terms or at all; the risk that Paramount Helium does not complete the contemplated acquisition of the lien over Proton Green’s assets, or does not obtain rights to the underlying assets; risks relating to the negotiation and satisfaction of closing conditions, financing, and any required approvals; uncertainties regarding the Company’s ability to obtain rights to, develop, and commercialize the underlying helium and carbon dioxide assets; the risk that estimates of resource size, quality, recoverability, value, and market demand prove inaccurate; risks relating to commodity prices, development and operating costs, permitting, and operational execution; the Company’s limited operating history in the industrial gas industry and the risks of entering a new line of business; the Company’s ability to fund development and to integrate and manage new operations; general economic and business conditions; those events and factors described in Item 1A "Risk Factors" in the Company’s most recent Form 10-K and other reports it files with the U.S. Securities and Exchange Commission; and other factors beyond the Company’s control.

Any forward-looking statement made by the Company in this press release is based only on information currently available and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, except as required by law.

Investor Contact: investors@onfolio.com

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